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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated March 31, 2009, with respect to the consolidated financial statements and schedule included in the Annual Report of EF Johnson Technologies, Inc. and subsidiaries on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statements of EF Johnson Technologies, Inc. and subsidiaries on Forms S-3 (File No. 333-151999, effective June 27, 2008; and File No. 333-125257, effective May 26, 2005) and Forms S-8 (File No. 333-129717, effective November 15, 2005; File No. 333-48834, effective October 27, 2000; File No. 333-48836, effective October 27, 2000; File No. 333-48840 effective October 27, 2000; File No. 333-48880, effective October 27, 2000; and File No. 333-30673, effective July 2, 1997).

/s/ Grant Thornton LLP
Dallas, Texas March 31, 2009

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  Exhibit 23.1